EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to registration statement on Form S-3 (No. 333-68742) of our report dated March 26, 2001 relating to the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which appears in Conseco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts."




                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------
                                        PricewaterhouseCoopers LLP

Indianapolis, Indiana
November 1, 2001